UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

AXSYS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-1962029 (I.R.S. Employer Identification No.)

175 Capital Boulevard, Suite 103

Rocky Hill, Connecticut 06067

(Address of Principal Executive Offices Including Zip Code)

Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan

(Full Title of the Plan)

David A. Almeida

Vice President, Chief Financial Officer and Treasurer

Axsys Technologies, Inc.

175 Capital Boulevard, Suite 103

Rocky Hill, Connecticut 06067

(Name and Address of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.01 per share	400,000	$32.34	$12,936,000	$397.14

(1)   Represents shares of common stock of the Axsys Technologies, Inc., par value $.01 per share (“Common Stock”), issuable pursuant to the Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (the “Plan”) being registered hereon.

(2)   Pursuant to Rule 416 promulgated under the Securities Act of 1933 (the “Securitites Act”), this Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)   Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 promulgated under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the Nasdaq Global Select Market on October 19, 2007, within five business days prior to filing.

The Registrant filed with the Securities and Exchange Commission (the “Commission”) the following Registration Statements on Form S-8 relating to shares of Common Stock to be offered and sold under the Plan and, pursuant to General Instruction E to Form S-8, the contents of such Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed August 5, 1996 (File No. 333-09559); (2) Registration Statement on Form S-8 filed December 29, 1997 (File No. 333-43389); (3) Registration Statement on Form S-8 filed June 19, 2000 (File No. 333-39574); (4) Post-Effective Amendment No. 1 to Form S-8 filed June 29, 2004 (File No. 333-39574); (5) Registration Statement on Form S-8 filed August 12, 2004 (File No. 333-118156); and (6) Registration Statement on Form S-8 filed September 7, 2005 (File No. 333-128143). This Registration Statement on Form S-8 is filed for the purpose of registering an additional 400,000 shares of Common Stock of the Registrant under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4	Amended and Restated Long-Term Incentive Plan, incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated March 22, 2007.

5	Opinion of Jones Day.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Jones Day (Included in Exhibit 5).

[Signatures on following page]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rocky Hill, State of Connecticut, on this 24th day of October, 2007.

AXSYS TECHNOLOGIES, INC.

By:	/s/ David A. Almeida
David A. Almeida
Vice President, Chief Financial Officer
and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: October 24, 2007	/s/ Stephen W. Bershad
Stephen W. Bershad Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: October 24, 2007	/s/ David A. Almeida
David A. Almeida Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: October 24, 2007	/s/ Anthony J. Fiorelli, Jr.
Anthony J. Fiorelli, Jr. Director

Date: October 24, 2007	/s/ Eliot M. Fried
Eliot M. Fried Director

Date: October 24, 2007	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr. Director

Date: October 24, 2007	/s/ Robert G. Stevens
Robert G. Stevens Director

Exhibit Number	Description

4	Amended and Restated Long-Term Incentive Plan, incorporated by reference to Exhibit A to the Registrant’s Proxy Statement dated March 22, 2007.

5	Opinion of Jones Day.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Jones Day (Included in Exhibit 5).